                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                Amendment No. 1

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 9, 1996


                               Ansoft Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                      0-27874               72-1001909
 ----------------------------         ------------      ----------------------
 (State or other jurisdiction         (Commission           (IRS Employer
      of incorporation)               File Number)      Identification Number)

  FourStation Square, Suite 660, Pittsburgh, PA               15219
  ---------------------------------------------               -----
  (Address of principal executive offices)                  (ZIP Code)

       Registrant's telephone number, including area code: (412) 261-3200

     The undersigned Registrant hereby amends the following items, financial statements, exhibits, and other portions of its Current Report on Form 8-K originally filed with the Securities and Exchange Commission on August 9, 1996:

Item 2.           ACQUISITION OR DISPOSITION OF ASSETS.

     On July 24, 1996, Ansoft Corporation (the "Company") acquired the assets of The MacNeal-Schwendler Corporation's ("MSC") Electronics Business Unit (the "EBU") including certain customer contracts, employment arrangements, equipment, distributor/reseller agreements and software programs for $5.6 million dollars in cash and the assumption of certain liabilities under the above-mentioned customer contracts. The registrant intends to continue to use the equipment purchased from MSC for its electronic design automation software business. The registrant believes that the consideration paid for the EBU represents the fair market value of the business by considering the historical revenues of the business including related intangible assets and the fair market value of the net tangible assets purchased. The cash consideration paid by the registrant in the transaction represented a portion of the net proceeds of the registrant's recently completed initial public offering.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of the business acquired.

     As discussed above, Ansoft Corporation and MSC entered into an asset purchase agreement on July 24, 1996, pursuant to which the Company agreed to acquire MSC's EBU for $5.6 million in cash.

     The EBU was operated by MSC as two software products within MSC's overall product offerings. These products represented an immaterial portion of MSC's business and had an immaterial impact on MSC's balance sheet and operating results. Accordingly, MSC did not maintain separate accounting records for the EBU. Historically, MSC did not allocate general and administrative costs to the EBU, so any such allocation at this time would be purely arbitrary. The principal assets acquired by the Company were intangibles (i.e. intellectual property, product rights, customer list, research and development, etc.). The primary tangible assets acquired were computer equipment with an estimated fair value of approximately $215,000. The primary liabilities assumed were accrued maintenance obligations for the remaining software license contracts for which the Company estimates the probable obligation to be approximately $243,000.

     Accordingly, the attached financial statements were prepared solely to present the net revenues and direct operating costs of the EBU, along with the fair value of the net assets acquired. The attached financial statements are therefore not intended to be a complete presentation, in accordance with generally accepted accounting principles, of results of operation or financial position of the EBU. Such a complete presentation would be impractical and/or not meaningful for the reasons described above.

The following Financial Statements are attached:

     Report of Independent Auditors

     Statements of Net Revenue and Direct Operating Costs of the EBU for each of the years in the two-year period ended January 31, 1996 and the four-month period ending May 31, 1996

     Statement of Fair Value of the Net Assets Acquired as of July 24, 1996.

     Notes to Statements

     (b) Pro forma financial information

     The Company has also attached hereto the following pro forma financial information reflecting the Company's best estimates of the pro forma effect of the EBU on the Company had the acquisition previously described been consumated as of May 1, 1995, the beginning of the Registrant's fiscal 1996 year, based on the financial statements described in Item 7(a) above.

The following unaudited Pro Forma Financial Statements are attached:

     Introductory Statement

     Pro Forma Condensed Combined Statement of Operations for the year ended April 30, 1996 (unaudited) and the three-month period ended July 31, 1996 (unaudited).

     Notes to Pro Forma Condensed Combined Statement of Operations

     (c) Exhibits

 Exhibit No.

     10.1 Asset Purchase Agreement By and Between Ansoft Corporation and The MacNeal-Schwendler Corporation dated July 24, 1996 (previously filed on Form 10-Q dated September 11, 1996)

     99 Press Release dated July 25, 1996 (previously filed on Form 8-K dated August 9, 1996)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 7, 1996

                                    ANSOFT CORPORATION

                                    By: /s/ NICHOLAS CSENDES
                                       --------------------------
                                    Nicholas Csendes
                                    President

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Ansoft Corporation

We have audited the accompanying statements of net revenue and direct operating expenses of the Electronics Business Unit of MacNeal-Schwendler Corporation
(EBU) for the four months ended May 31, 1996 and the years ended January 31, 1996, and 1995 and the statement of fair value of net assets of the Electronics Business Unit of MacNeal-Schwendler Corporation acquired by Ansoft Corporation as of July 24, 1996 (the "financial statements"). These financial statements are the responsibility of Ansoft Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements referred to above are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements referred to above . An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements referred to above. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A, Amendment No. 1 of Ansoft Corporation, as described in Note 1. This presentation is not intended to be a complete presentation of the EBU's or Ansoft Corporation's financial position or results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net revenue and direct operating expenses of the Electronics Business Unit of MacNeal-Schwendler Corporation for the four months ended May 31, 1996 and the years ended January 31, 1996 and 1995, and the fair value of the nets assets of the Electronic Business Unit of MacNeal-Schwendler Corporation acquired by Ansoft Corporation as of July 24, 1996 in conformity with generally accepted accounting principles.


Pittsburgh, Pennsylvania
October 4, 1996

                           Electronics Business Unit
                     of The MacNeal-Schwendler Corporation

         Statements of Net Revenue and Direct Operating Expenses of the Electronics Business Unit of The MacNeal-Schwendler Corporation
                                 (in thousands)

                                                           Four Months
                                                           Ended May 31,           Year ended January 31,
                                                               1996                 1996            1995
                                                           -------------           ------          ------
Net revenue                                                   $1,244               $3,778          $3,226

Direct operating expenses:

   Selling                                                       531                1,137             991
   Research and development                                      680                1,494           1,346
                                                              ------               ------          ------
Total direct operating expenses                                1,211                2,631           2,337
                                                              ------               ------          ------

Net revenue less direct

   operating expenses                                         $   33               $1,147          $  889
                                                              ------               ------          ------


See accompanying notes.

                           Electronics Business Unit
                     of The MacNeal-Schwendler Corporation

     Statement of Fair Value of Net Assets of the Electronics Business Unit
      of The MacNeal-Schwendler Corporation Acquired by Ansoft Corporation
                                 (in thousands)

                                                                   Asset (Liability)
                                                                        July 24,
                                                                          1996
                                                                        --------
         Equipment                                                       $  215
         Other Assets                                                        11
         Accrued Liabilities                                               (491)
         Deferred Revenue                                                  (243)
         Intangible assets (note 2)                                       3,054
                                                                         ------
              Net assets acquired                                        $2,546
                                                                         ------


See accompanying notes.

                           Electronics Business Unit
                     of The MacNeal-Schwendler Corporation

      Notes to Statements of Net Revenue and Direct Operating Expenses and Fair
                        Value of Net Assets Acquired

1.   Basis of Presentation

     The Electronics Business Unit (the "EBU") has never operated as a standalone business unit of The MacNeal-Schwendler Corporation ("MSC"). The accompanying statements of net revenue and direct operating expenses were prepared to present the net revenue and direct operating expenses of the EBU and are not intended to be a complete presentation of the results of operations of the EBU in accordance with generally accepted accounting principles. Net revenue and direct operating expenses include transactions related to those products of the EBU of MSC, acquired by Ansoft Corporation (the "Company"), pursuant to an Asset Purchase Agreement (the "Agreement") by and between the Company and MSC dated July 24, 1996. Further, the accompanying Statement of Fair Value of Net Assets Acquired is not intended to be a complete presentation of the financial position of the EBU in accordance with generally accepted accounting principles.

     The EBU has no separate legal status and was operated by MSC as two software products within MSC's overall product offerings. These products represented an immaterial portion of MSC's business and had an immaterial impact on MSC's balance sheet and operating results. Accordingly, MSC did not maintain separate accounting records for the EBU. The accompanying statements of net revenue and direct operating expenses have been prepared from the historical accounting records of MSC and do not purport to reflect the net revenue and direct operating expenses that would have resulted if the EBU had operated as an unaffiliated independent entity.

2.   Significant Accounting Polices

Revenues

     Net revenue represents purchases of the EBU products by unaffiliated customers. Net revenue consists primarily of fees for licenses of the Company's software products and fees for customer service and support. Revenue from leasing computer software products is recognized monthly as earned. The software licenses generally provide for a monthly minimum rental, with additional amounts due based on usage. Revenue from prepaid and paid-up licenses is recognized in full at the delivery of the software with maintenance on such licenses deferred and recognized over the term of the maintenance agreement, generally one year.

Direct Operating Costs

     MSC's sales personnel generally sold products for multiple business units and therefore were not fully dedicated to the EBU. Accordingly, selling expense consists primarily of an estimate of the costs, including sales commissions, of personnel directly involved in the sales process. The estimate is based on an evaluation by management of the relevant facts and circumstances as of the date of these financial statements. Actual results may differ from these estimates. Research and Development expenses include costs associated with the development of new products and the enhancement of existing products. These costs are not necessarily indicative of the costs that would have been incurred had the EBU operated as a unaffiliated independent entity.

     As discussed in note (1) above, MSC did not maintain separate accounting records for the EBU. Historically, MSC did not allocate general administrative costs to the EBU, so any such allocation at this time would be purely arbitrary and possibly misleading.

Intangible Assets

     The acquisition of the EBU has been accounted for as a purchase. The purchase price of $5,600,000 has been allocated between the fair value of the net assets acquired of $2,546,000 and in process research and development of $3,054,000 on the basis of the estimated fair value of the assets acquired and the liabilities assumed. Intangible assets include $2.5 million and $560,000, which consist of the customer list and established work force, respectively, and are being amortized on a straight line basis over a seven and three year life, respectively, commencing in August 1996.

     In the first quarter of fiscal 1997, the Company charged to expense the portion of the purchase price allocated to in process research and development which aggregated $3,054,000. This charge is not reflected in the accompanying statement of net revenue and direct operating expenses. The amount of this non-recurring charge was equal to the estimated current fair value, based on the risk adjusted discounted cash flows, of specifically identified technologies for which technological feasibility had not yet been established pursuant to Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," and for which future alternative uses did not exist.

                           Ansoft Corporation and the
                          Electronics Business Unit of
                       The MacNeal-Schwendler Corporation
              Pro Forma Condensed Combined Statement of Operations

     The following unaudited Pro Forma Condensed Combined Statement of Operations gives effect to the combined financial results of Ansoft and MSC's EBU for the year ended April 30, 1996 and for the three-month period ended July 31, 1996, as if the acquisition of the EBU had occurred as of the beginning of each period presented. Such unaudited Pro Forma Condensed Combined financial information should not be considered an indication of the financial results of the Company subsequent to the acquisition.

                           Ansoft Corporation and the
                          Electronics Business Unit of
                       The MacNeal-Schwendler Corporation
              Pro Forma Condensed Combined Statement of Operations
                    (in thousands, except per share amounts)
                                  (unaudited)

                                                         YEAR ENDED APRIL 30,  1996
                                        -----------------------------------------------------------
                                        ANSOFT         EBU        ADJUSTMENTS    NOTES     COMBINED
                                        ------         ---        -----------    -----     --------
Net revenue                             $8,695       $3,778       $     --                  $12,473

Costs and expenses:

  Sales and marketing                    5,007        1,137             --                    6,144
  Research and development               1,766        1,494             --                    3,260
  General and administrative             1,269           --          1,110       (3)(5)       2,379
                                        ------       ------        -------                  -------
Total costs and expenses                 8,042        2,631          1,110                   11,783
                                        ------       ------        -------                  -------
Income from operations                     653        1,147         (1,110)                     690

Interest income                             41           --             --                       41
Interest expense                            (6)          --             --                       (6)
                                        ------       ------        -------                  -------
Income before income taxes                 688        1,147         (1,110)                     725
Income taxes                               612           --             --                      612
                                        ------       ------        -------                  -------
Net income                              $1,300       $1,147        $(1,110)                 $ 1,337
                                        ======       ======        =======                  =======
Net income per share                     $0.19                                              $  0.19
                                        ======                                              =======
Weighted average shares
  outstanding                            6,873                                                6,873
                                        ======                                              =======


See accompanying notes.

                           Ansoft Corporation and the
                          Electronics Business Unit of
                       The MacNeal-Schwendler Corporation
              Pro Forma Condensed Combined Statement of Operations
                    (in thousands, except per share amounts)
                                  (unaudited)

                                                  THREE-MONTH PERIOD ENDED JULY 31,  1996
                                        -----------------------------------------------------------
                                        ANSOFT         EBU        ADJUSTMENTS    NOTES     COMBINED
                                        ------         ---        -----------    -----     --------
Net revenue                             $2,318        $845         $    --                  $3,163

Costs and expenses:
  Sales and marketing                    1,429         390              --                   1,819
  Research and development                 498         491              --                     989
  General and administrative               294          --             262       (3)(5)        556
  In process research and
      development                        3,054          --          (3,054)      (4)            --
                                       -------        ----         -------                  ------
Total costs and expenses                 5,275         881          (2,792)                  3,364
                                       -------        ----         -------                  ------
Income (loss) from operations           (2,957)        (36)          2,792                    (201)

Interest income                            220          --              --                     220
Interest expense                            --          --              --                      --
                                       -------        ----         -------                  ------
Income (loss) before
  income taxes                          (2,737)        (36)          2,792                      19
Income taxes                                --          --              --                      --
                                       -------        ----         -------                  ------
Net income (loss)                      $(2,737)       $(36)        $ 2,792                  $   19
                                       =======        ====         =======                  ======
Net income (loss)  per share           $ (0.35)                                             $ 0.00
                                       =======                                              ======
Weighted average shares
  outstanding                            7,907                         352                   8,259
                                       =======                     =======                  ======

See accompanying notes.

Notes  to the Pro Forma Condensed Combined Statement of Operations:

(1) The Company's fiscal year and first quarter ends on April 30 and July 31, respectively. The fiscal year end and first quarter of MSC and the EBU ends on January 31 and April 30, respectively. For ease of presentation, April 30 and July 31 has been utilized as the fiscal year and quarter end, respectively, for all financial statement captions, although the financial information of the EBU is presented on a three-month lag basis.

(2) The EBU was operated by MSC as two software products within MSC's overall product offerings. These products represented an immaterial portion of MSC's business and had an immaterial impact on MSC's balance sheet and operating results. Accordingly, MSC did not maintain separate accounting records for the EBU. Historically, MSC did not allocate general administrative costs to the EBU, so any such allocation at this time would be purely arbitrary and possibly misleading.

(3) The cost of the acquisition has been allocated on the basis of the estimated fair value of the assets acquired and the liabilities assumed. The purchased intangible assets include $2.5 million and $560,000 which consist of the customer list and established work force, respectively. They are being amortized on a straight line basis over a seven and three year life, respectively (for a total amortization charge of $543,000 per year, or $135,000 per quarter).

(4) In the first quarter of fiscal 1997, the Company recorded a non-recurring charge to expense equal to the portion of the purchase price allocated to in process research and development ($3.1 million). The amount of this non-recurring charge was equal to the estimated current fair value, based on the risk adjusted cash flows, of specifically identified technologies for which technological feasibility had not yet been established pursuant to Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," and for which future alternative uses did not exist.

(5) As discussed in note (2) above, there is no allocation of general and administrative expenses included in the EBU financial statements. While the Company anticipates increased general and administrative costs following the acquisition, the only increase that will be directly attributable to the transaction is the additional costs required to support the increase in operations. Estimated general and administrative costs of $567,000 and $127,000 attributable to the EBU for the year ended April 30, 1996 and the quarter ended July 31, 1996, respectively, have been charged to general and administrative expense. These estimates are based on the historical relationship of the Company's general and administrative costs as a percentage of net revenue applied to the EBU's net revenue. Although managment believes that this is a reasonable basis to estimate such costs, actual results may have differed from those estimates.